SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  April 13, 2009

                           AIR INDUSTRIES GROUP, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

               Delaware             000-29245           20-4458244
               State of            Commission          IRS Employer
             Incorporation         File Number          I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 -- Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review

On April 13, 2009, the audit committee of Air Industries Group, Inc. (the "Company") concluded, based on the recommendation of management, that its consolidated financial statements for the year ended and as at December 31, 2007 (the "2007 Financial Statements") included in its annual report on Form 10-K for the year ended December 31, 2007 ("2007 Form 10-K"), need to be restated as described below and that investor's should no longer rely upon those consolidated financial statements. The Company will file an amendment to its 2007 Form 10-K to restate its 2007 Financial Statements as soon as practicable.

During the preparation of the Company's December 31, 2008 consolidated financial statements, the Company discovered that certain expenses which should have been included in cost of goods sold were classified as a reduction of accounts payable and accrued expenses. While the magnitude of the adjustment is not known at this time, it appears that both cost of goods sold and accounts payable and accrued expenses has been understated by a like amount. The aggregate effect will be to reduce the net income of the Company for the year ended December 31, 2007 and to reduce stockholders' equity of the Company at December 31, 2007.

The Company's management and the audit committee have discussed their findings and conclusions relating to the periods described above with Rotenberg Meril Solomon Bertiger & Guttilla, P.C., the Company's current independent registered public accounting firm.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2009

                                       AIR INDUSTRIES GROUP, INC.

                                       By: /s/ Peter Rettaliata
                                           -------------------------------------
                                           Peter Rettaliata
                                           President and Chief Executive Officer